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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF ASSET ACCEPTANCE CAPITAL CORP.

         NAME                                              JURISDICTION
         ----                                              ------------
AAC Investors, Inc.                                          Virginia

Asset Acceptance Holdings LLC                                Delaware

Asset Acceptance, LLC                                        Delaware

CFC Financial, LLC                                           Delaware

Consumer Credit, LLC                                         Delaware

Financial Credit, LLC                                        Delaware

Med-Fi Acceptance, LLC                                       Delaware

RBR Holding Corp.                                            Nevada